Exhibit 23.1

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement Nos. 333-91115 on Forms S-3 and 333-74493 on Form S-8 of The Vermont Teddy Bear Company, Inc. of our report dated September 28, 2004, appearing in and incorporated by reference in this Annual Report on Form 10-K of The Vermont Teddy Bear Company, Inc. for the year ended June 30, 2004.

DELOITTE & TOUCHE LLP

September 28, 2004